UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2023, Zymeworks BC Inc. (“Zymeworks BC”), a subsidiary of Zymeworks Inc. (the “Company”), Zymeworks Biopharmaceuticals Inc. (“ZBI”), a subsidiary of Zymeworks BC, Zymeworks Zanidatamab Inc. (“ZZI”), a subsidiary of ZBI formed in December 2022 focused on the Company’s development program for the Company’s bispecific HER2 antibody product candidate known as zanidatamab, and Jazz Pharmaceuticals, Inc. (“Jazz”), entered into a Stock and Asset Purchase Agreement (the “Transfer Agreement”). As described in greater detail below, pursuant to the terms of the Transfer Agreement, the Company will take a series of steps designed to simplify, focus, and potentially expedite the clinical development and commercialization of zanidatamab in partnership with Jazz by transferring certain assets, contracts and employees associated with the Program (as defined below) to Jazz and its affiliates.

Transfer Agreement

Pursuant to the Transfer Agreement, (i) Jazz will acquire from ZBI 100% of the issued and outstanding capital stock of ZZI; (ii) Jazz will engage certain Zymeworks BC and ZZI employees associated with the development of zanidatamab, and the Company will transfer to Jazz or one of its affiliates contracts with respect to the engagement of certain independent contractors of Zymeworks BC and ZBI that currently work on the Program (as defined below); (iii) Jazz or one of its affiliates will acquire from Zymeworks BC and ZBI and their affiliates the Acquired Assets (as defined below); (iv) Jazz or one of its affiliates will assume certain liabilities that arise following the Closing (as defined below) related to the Acquired Assets and the Program, including with respect to the transferred service providers (the “Assumed Liabilities”), in each case subject to the terms and conditions of the Transfer Agreement ((i) through (iv) are collectively referred to as the “Transactions”); and (v) Zymeworks BC and Jazz Pharmaceuticals Ireland Limited, an affiliate of Jazz (“Jazz Irish Affiliate”) will amend and restate the Original Collaboration Agreement (as defined and described in the section titled Amended Collaboration Agreement below) (as amended, the “Amended Collaboration Agreement”). No shares of the Company’s common stock are being sold by the Company or acquired by Jazz and its affiliates in connection with the Transactions. The consummation of the Transactions and execution of the Amended Collaboration Agreement are expected to occur in May 2023 (the “Closing”).

“Acquired Assets” include the Company’s and its affiliates rights in (i) certain contracts related to the Program (the “Acquired Contracts”); (ii) organizational documents and other records of ZZI; (iii) certain regulatory filings related to the Program; (iv) certain books and records and other files, documents and information relating to the Program; and (v) certain employment records with respect to service providers that will be employed or engaged by Jazz and its affiliates following the Closing. “Acquired Assets” excludes any of the Company’s and its affiliates’ intellectual property or any assets relating to the Company’s proprietary antibody-drug conjugate, zanidatamab zovodotin (also known as ZW49).

The Transfer Agreement contains other customary representations and warranties, covenants, confidentiality obligations and indemnities.

In connection with the Closing, the parties will enter into a transition services agreement (the “Transition Services Agreement”) pursuant to which Zymeworks BC and ZBI will provide to Jazz and Jazz will provide to Zymeworks BC and ZBI certain services to support the transfer of the Acquired Assets and the Program pursuant to the Transactions on a transitional basis.

The foregoing summary and description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transfer Agreement. A copy of the Transfer Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Amended Collaboration Agreement

As previously disclosed, on October 18, 2022, Zymeworks BC entered into a License and Collaboration Agreement (the “Original Collaboration Agreement”) with Jazz Irish Affiliate, granting Jazz Irish Affiliate exclusive rights to develop and commercialize Licensed Products in the Territory (as those terms are defined in the Original Collaboration Agreement).

As part of the Transactions contemplated by the Transfer Agreement, at the Closing, Zymeworks BC and Jazz Irish Affiliate will enter into the Amended Collaboration Agreement to reflect the transfer of responsibility for the Program, as further described below, but without changing the initial financial terms contemplated under the Original Collaboration Agreement.

Development, Regulatory and Manufacturing. The parties have agreed that, under the Amended Collaboration Agreement, Jazz will be solely responsible for all development and commercial activities with respect to the Licensed Products in the Territory, including with respect to the Zymeworks Ongoing Studies (as defined below) and the ongoing clinical trials in certain sites in South Korea that are the responsibility of Zymeworks BC under the Original Collaboration Agreement (the “Zymeworks Korean Studies”), at Jazz’s sole cost and expense, and Jazz will be the holder of all regulatory approvals and regulatory submissions for the Licensed Products in the Territory, including with respect to the Program.

In addition to the previously disclosed manufacturing terms included in the Original Collaboration Agreement, Zymeworks BC will continue to supply zanidatamab and Licensed Product to the clinical sites engaged to perform the Program pursuant to the terms of the Amended Collaboration Agreement.

Financials. Under the Amended Collaboration Agreement, the financial terms of the Original Collaboration Agreement, as previously disclosed, will be unchanged except that the costs of the Program (including ongoing costs related to the transferred service providers) will be directly borne by Jazz instead of being reimbursed to Zymeworks, consistent with the transfer of responsibility for the Program as summarized above.

Licenses. Under the Amended Collaboration Agreement, the licenses granted to Jazz under the Original Collaboration Agreement, as previously disclosed, will be unchanged except that Jazz’s nonexclusive license will be expanded to include the right to research and develop Licensed Products outside the Territory in the performance of the portions of the Program that will be conducted outside the Territory.

Exclusivity. In addition to the exclusivities included in the Original Collaboration Agreement, the Amended Collaboration Agreement will prohibit Zymeworks BC from using clinical data resulting from (i) the Zymeworks Korean Studies and (ii) clinical trials for zanidatamab, other than the Zymeworks Korean Studies, initiated by Zymeworks BC in the Territory prior to the execution of the Original Collaboration Agreement (collectively, the “Zymeworks Ongoing Studies” and, together with the Zymeworks Korean Studies, the “Program”), in each case, to perform any pre-clinical development or clinical development of, or commercialize any pharmaceutical product that is directed to HER2 in the Territory, excluding zanidatamab zovodotin.

Intellectual Property. Under the Amended Collaboration Agreement, Jazz will solely own all intellectual property arising as a result of the Program, except for patentable subject matter made by or on behalf of Zymeworks BC or its affiliates prior to the effective date of the Amended Collaboration Agreement, which will be owned by Zymeworks BC and licensed to Jazz pursuant to the licenses described above. The allocation of ownership of other inventions under the Original Collaboration Agreement, as previously disclosed, will be unchanged.

Other material terms in the Amended Collaboration Agreement will remain substantially similar to the terms of the Original Collaboration Agreement, including commercialization, term and termination, and certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions. For additional information regarding the terms of the Original Collaboration Agreement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2022. The foregoing summary and description of the Original Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Original Collaboration Agreement, a redacted copy of which was filed as Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 7, 2023.

The foregoing description of the terms of the Amended Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Collaboration Agreement. A copy of the Amended Collaboration Agreement will be filed as an exhibit to the Company’s Current Report on Form 8-K, which the Company anticipates filing promptly following the execution and effectiveness of the Amended Collaboration Agreement.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations, and intentions. All statements other than historical or current facts, including, without limitation, statements about the expectations for the Company following the Closing and the anticipated benefits of the Transactions, including the potential to simplify, focus and expedite the clinical development and commercialization of zanidatamab; and the occurrence of and expected timing of the consummation of the transactions contemplated by the Transfer Agreement and the Amended Collaboration Agreement, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: April 26, 2023	By:	/s/ Neil Klompas
	Name: Title:	Neil Klompas President and Chief Operating Officer

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